Exhibit 99.1

CONTACTS:	Dennis M. Oates	Ross C. Wilkin	June Filingeri
	Chairman,	VP Finance, CFO	President
	President and CEO	and Treasurer	Comm-Partners LLC
	(412) 257-7609	(412) 257-7662	(203) 972-0186

FOR IMMEDIATE RELEASE

UNIVERSAL STAINLESS REPORTS FIRST QUARTER 2016 RESULTS

•	First Quarter Net Sales Total $39.6 Million, Up 25% Sequentially

•	First Quarter Net Loss Totals $0.34 per Diluted Share, including a $0.07 Non-Cash Charge Related to New Financing

•	Order Entry Is Up 21% from 4Q15; Quarter-End Backlog Increases 4% to $39.8 Million

BRIDGEVILLE, PA, April 27, 2016 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) today reported that net sales for the first quarter of 2016 rose 25% from the fourth quarter of 2015 to $39.6 million with increases in most of the Company’s end markets. Aerospace sales were up 53%, power generation sales were up 17%, and heavy equipment sales were up 37%, while oil & gas sales were 18% lower. In the first quarter of 2015, net sales were $56.0 million. There was a corresponding improvement in order entry in the first quarter of 2016, which increased 21% sequentially. Backlog (before surcharges) at March 31, 2016 was $39.8 million, up 4.0% from $38.2 million at the end of the 2015 fourth quarter. Shorter customer lead times have continued to keep the Company’s backlog lower than normal. Sales of premium alloys in the first quarter of 2016 increased 4.2% sequentially to $4.1 million, or 10.3% of sales. Premium alloy sales totaled $5.0 million, or 9.0% of sales, in the first quarter of 2015.

The Company’s gross margin for the first quarter of 2016 was $1.3 million, or 3.4% of sales, reflecting the lingering misalignment of customer surcharges and input commodity prices, as well as the continued impact of reduced fixed cost leverage on lower than normal sales volumes, partially offset by gains on asset sales. In the fourth quarter of 2015, gross margin was a negative $0.9 million, or a negative 2.8% of sales, which included pre-tax charges of $2.1 million related to the sharp industry downturn in 2015. In the first quarter of 2015, gross margin was $5.7 million, or 10.2% of sales.

The Company’s net loss for the first quarter of 2016 was $2.4 million, or $0.34 per diluted share, including a one-time non-cash after-tax charge of $0.5 million, or $0.07 per diluted share, for the write-off of unamortized deferred financing costs associated with its previous bank facility. The Company announced a new five-year $95 million credit agreement in January 2016.

In comparison, the Company incurred a net loss for the fourth quarter of 2015 of $3.4 million, or $0.48 per diluted share, which included $1.5 million, or $0.22 per diluted share, of charges. In the first quarter of 2015, net income was $0.1 million, or $0.02 per diluted share.

The Company’s total debt at March 31, 2016 was $76.7 million and included $2.0 million of capital leases entered into by the Company in the first quarter of 2016. That compares with total debt of $75.9 million at year-end 2015 and $90.6 million at the end of the 2015 first quarter. In addition, the Company generated cash from operating activities of $1.5 million in the 2016 first quarter primarily through reduction in managed working capital. Capital expenditures for the first quarter of 2016 were $0.8 million.

Chairman, President and CEO Dennis Oates commented: “The 25% sequential increase in our first quarter sales was mainly driven by a 53% improvement in our sales to the aerospace market, as channel destocking generally subsided. Commodity prices also stabilized as the quarter progressed, supporting market demand as well as generating month-by-month improvement in our gross margin because of narrowing of the misalignment between our material costs and product surcharges.

“As expected, 2016 is evolving as a transition year with moderate improvement in market demand and stabilizing commodity prices. That said, demand is currently tempered by lingering economic and market uncertainty, sharp competition and very short industry lead-times. Longer-term, customers continue to say that they expect the second half of 2016 to be the stronger half this year.

“We are fully focused on capturing opportunities in this recovering marketplace while continuing to advance the transformation of Universal Stainless through our move to higher value, higher margin premium alloys.”

Webcast

The Company has scheduled a conference call for today, April 27, at 9:00 a.m. (Eastern) to discuss first quarter 2016 results. A simultaneous webcast will be available on the Company’s website at www.univstainless.com, and thereafter archived on the website through the end of the second quarter of 2016.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil and gas, and heavy equipment manufacturing. Established in 1994, the Company, with its experience, technical expertise, and dedicated workforce, stands committed to providing the best quality, delivery, and service possible. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the concentrated nature of the Company’s customer base to date and the Company’s dependence on its significant customers; the receipt, pricing and timing of future customer orders; changes in product mix; the limited number of raw material and energy suppliers and significant fluctuations that may occur in raw material and energy prices; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; risks associated with labor matters; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation and matters; risks related to acquisitions that the Company may make; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

-TABLES FOLLOW -

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

FINANCIAL HIGHLIGHTS

(Dollars in Thousands, Except Per Share Information)

(Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended
	March 31,
	2016	2015
Net Sales
Stainless steel	$29,277	$44,398
High-strength low alloy steel	3,779	5,278
Tool steel	3,902	3,807
High-temperature alloy steel	1,640	1,418
Conversion services and other sales	996	1,082

Total net sales	39,594	55,983

Cost of products sold	38,253	50,273

Gross margin	1,341	5,710

Selling, general and administrative expenses	3,838	4,694

Operating (loss) income	(2,497)	1,016

Interest expense	(983)	(622)
Deferred financing costs	(827)	(160)
Other expense, net	(53)	(44)

(Loss) income before income taxes	(4,360)	190

(Benefit) provision for income taxes	(1,920)	65

Net (loss) income	$(2,440)	$125

Net (loss) income per common share - Basic	$(0.34)	$0.02

Net (loss) income per common share - Diluted	$(0.34)	$0.02

Weighted average shares of common stock outstanding
Basic	7,162,601	7,054,469
Diluted	7,162,601	7,093,951

MARKET SEGMENT INFORMATION

	Three months ended
	March 31,
	2016	2015
Net Sales
Service centers	$27,514	$37,412
Original equipment manufacturers	4,295	6,945
Rerollers	3,215	6,657
Forgers	3,574	3,887
Conversion services and other sales	996	1,082

Total net sales	$39,594	$55,983

Tons shipped	7,571	9,892

MELT TYPE INFORMATION
	Three months ended
	March 31,
	2016	2015
Net Sales
Specialty alloys	$34,536	$49,862
Premium alloys *	4,062	5,039
Conversion services and other sales	996	1,082

Total net sales	$39,594	$55,983

END MARKET INFORMATION **
	Three months ended
	March 31,
	2016	2015
Net Sales
Aerospace	$25,366	$33,761
Power generation	3,497	7,324
Oil & gas	3,345	6,101
Heavy equipment	4,033	3,992
General industrial, conversion services and other sales	3,353	4,805

Total net sales	$39,594	$55,983

*	Premium alloys represent all vacuum induction melted (VIM) products.
**	The majority of our products are sold to service centers rather than the ultimate end market customers. The end market information in this press release is our estimate based upon our knowledge of our customers and the grade of material sold to them, that they will in-turn sell to the ultimate end market customer.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2016	December 31, 2015

Assets

Cash	$911	$112
Accounts receivable, net	21,921	17,683
Inventory, net	82,342	83,373
Other current assets	3,028	2,584

Total current assets	108,202	103,752
Property, plant and equipment, net	191,057	193,505
Other long-term assets[1]	84	45

Total assets	$299,343	$297,302

Liabilities and Stockholders’ Equity

Accounts payable	$17,288	$11,850
Accrued employment costs	2,251	3,256
Current portion of long-term debt	4,556	3,000
Other current liabilities	914	640

Total current liabilities	25,009	18,746
Long-term debt[1]	72,125	72,884
Deferred income taxes	18,738	20,666
Other long-term liabilities	29	29

Total liabilities	115,901	112,325
Stockholders’ equity	183,442	184,977

Total liabilities and stockholders’ equity	$299,343	$297,302

[1]	Reflects the retrospective adoption of ASC 2015-3, “Simplifying the Presentation of Debt Issuance Costs” which resulted in the reclassification of $1,253 of deferred financing costs from other long-term assets to a reduction of long-term debt at December 31, 2015 to be consistent with the current period presentation.

CONSOLIDATED STATEMENTS OF CASH FLOW

	Three months ended March 31,
	2016	2015

Operating activities:

Net (loss) income	$(2,440)	$125
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	4,506	4,555
Deferred income tax	(1,928)	—
Write-off of deferred financing costs	768	—
Share-based compensation expense	405	539
Net gain on asset disposals	(389)	—
Changes in assets and liabilities:
Accounts receivable, net	(4,238)	(4,441)
Inventory, net	652	2,093
Accounts payable	5,438	(1,772)
Accrued employment costs	(1,005)	(2,302)
Income taxes	269	(100)
Other, net	(495)	(777)

Net cash provided by (used in) operating activities	1,543	(2,080)

Investing activities:
Capital expenditures	(818)	(2,982)
Proceeds from sale of property, plant and equipment	1,571	—

Net cash provided by (used in) investing activities	753	(2,982)
Financing activities:
Borrowings under revolving credit facility	71,323	35,312
Payments on revolving credit facility	(88,585)	(29,616)
Borrowings under term loan facility	30,000	—
Payments on term loan facility, capital leases, and convertible notes	(14,033)	(750)
Payment of deferred financing costs	(702)	—
Proceeds from the issuance of common stock	500	197

Net cash (used in) provided by financing activities	(1,497)	5,143

Net increase in cash	799	81
Cash at beginning of period	112	142

Cash at end of period	$911	$223